EXHIBIT 99.1

Contact:
Investors:	Kelsey DeBriyn
724.820.3927
kelsey.debriyn@ansys.com
Media:	Mary Kate Joyce
724.820.4368
marykate.joyce@ansys.com

Ansys Announces Financial Results
With Record Q2 Revenue and ACV

Increases FY 2023 Outlook on Revenue and ACV

Details related to our financial guidance, including assumptions, are included in our prepared remarks document.

/ Key Highlights - Q2 2023

•GAAP and non-GAAP revenue of $496.6 million
•GAAP diluted earnings per share of $0.80 and non-GAAP diluted earnings per share of $1.60
•GAAP operating profit margin of 19.3% and non-GAAP operating profit margin of 36.4%
•Operating cash flows of $62.9 million and unlevered operating cash flows of $72.1 million
•Annual contract value (ACV) of $488.3 million
•Deferred revenue and backlog of $1,295.8 million on June 30, 2023

PITTSBURGH, PA, August 2, 2023/Globe Newswire/ -- ANSYS, Inc. (NASDAQ: ANSS), today reported second quarter 2023 GAAP and non-GAAP revenue growth of 5% and 4% in reported currency, respectively, or 6% and 5% in constant currency, respectively, when compared to the second quarter of 2022. For the second quarter of 2023, the Company reported diluted earnings per share of $0.80 and $1.60 on a GAAP and non-GAAP basis, respectively, compared to $1.13 and $1.77 on a GAAP and non-GAAP basis, respectively, for the second quarter of 2022. Additionally, the Company reported second quarter ACV growth of 6% in reported currency, or 7% in constant currency, when compared to the second quarter of 2022.

“Ansys delivered another outstanding quarter, once again beating financial guidance across all key metrics. Our excellent year-to-date performance was broad-based across geographies, industries and customer types. We recently released the latest version of our product portfolio, Ansys 2023 R2, which is empowering customers to expand the use of Ansys simulation in new and exciting ways. With our unrivaled product portfolio, broad and deep customer relationships, and strong execution, I am excited about our ability to achieve our short-term and long-term objectives,” said Ajei Gopal, Ansys president and CEO.

Q2 2023 Financial Results // 1

Nicole Anasenes, Ansys CFO, stated, “Our second quarter results continue to demonstrate our robust and resilient business model. Q2 results exceeded the midpoint of our outlook shared in May, and contributed to strong year-to-date performance, reflecting ACV growth of 12% in constant currency and GAAP and non-GAAP revenue growth of 14% and 13% in constant currency, respectively. Our double-digit performance for the first half of 2023 puts us on track to deliver on our full-year commitments and keeps us on our long-term model trajectory. We continue to see momentum in the business, which gives us further confidence to raise our full year outlook for ACV and revenue guidance.”

The non-GAAP financial results highlighted, and the non-GAAP financial outlook for 2023 discussed below, represent non-GAAP financial measures. Reconciliations of these measures to the appropriate GAAP measures, for the three and six months ended June 30, 2023 and 2022, and for the 2023 financial outlook, can be found later in this release.

/ Financial Results
Ansys' second quarter and year-to-date (YTD) 2023 and 2022 financial results are presented below. The 2023 and 2022 non-GAAP results exclude the income statement effects of stock-based compensation, excess payroll taxes related to stock-based compensation, amortization of acquired intangible assets, expenses related to business combinations and adjustments for the income tax effect of the excluded items. The 2022 period non-GAAP results also exclude the income statement effects of acquisition accounting adjustments to deferred revenue from business combinations closed prior to 2022. There is no adjustment in 2023 as the impact is not material.
GAAP and non-GAAP results are as follows:

	GAAP			Non-GAAP
(in millions, except per share data and percentages)	Q2 QTD 2023	Q2 QTD 2022	% Change	Q2 QTD 2023	Q2 QTD 2022	% Change
Revenue	$496.6	$473.9	5%	$496.6	$475.9	4%
Net income	$69.5	$98.8	(30)%	$139.3	$154.6	(10)%
Diluted earnings per share	$0.80	$1.13	(29)%	$1.60	$1.77	(10)%
Operating profit margin	19.3%	27.0%		36.4%	40.7%

	GAAP			Non-GAAP
(in millions, except per share data and percentages)	Q2 YTD 2023	Q2 YTD 2022	% Change	Q2 YTD 2023	Q2 YTD 2022	% Change
Revenue	$1,006.0	$898.9	12%	$1,006.0	$904.5	11%
Net income	$170.1	$169.8	—%	$301.1	$273.8	10%
Diluted earnings per share	$1.95	$1.94	1%	$3.45	$3.13	10%
Operating profit margin	22.2%	23.3%		38.1%	37.8%

/ Other Performance Metrics

(in millions, except percentages)	Q2 QTD 2023	Q2 QTD 2022	% Change	% Change in Constant Currency
ACV	$488.3	$460.3	6%	7%
Operating cash flows	$62.9	$118.9	(47)%
Unlevered operating cash flows	$72.1	$122.0	(41)%

Q2 2023 Financial Results // 2

(in millions, except percentages)	Q2 YTD 2023	Q2 YTD 2022	% Change	% Change in Constant Currency
ACV	$887.8	$804.4	10%	12%
Operating cash flows	$323.6	$329.9	(2)%
Unlevered operating cash flows	$341.7	$335.0	2%

ACV is a key performance metric and is useful to investors in assessing the strength and trajectory of our business. ACV is a supplemental metric to help evaluate the annual performance of the business. Over the life of the contract, ACV equals the total value realized from a customer. ACV is not impacted by the timing of license revenue recognition. ACV is used by management in financial and operational decision-making and in setting sales targets used for compensation. ACV is not a replacement for, and should be viewed independently of, GAAP revenue and deferred revenue as ACV is a performance metric and is not intended to be combined with any of these items. There is no GAAP measure comparable to ACV. ACV is composed of the following:

•the annualized value of maintenance and subscription lease contracts with start dates or anniversary dates during the period, plus

•the value of perpetual license contracts with start dates during the period, plus

•the annualized value of fixed-term services contracts with start dates or anniversary dates during the period, plus

•the value of work performed during the period on fixed-deliverable services contracts.

When we refer to the anniversary dates in the definition of ACV above, we are referencing the date of the beginning of the next twelve-month period in a contractually committed multi-year contract. If a contract is three years in duration, with a start date of July 1, 2023, the anniversary dates would be July 1, 2024 and July 1, 2025. We label these anniversary dates as they are contractually committed. While this contract would be up for renewal on July 1, 2026, our ACV performance metric does not assume any contract renewals.

Example 1: For purposes of calculating ACV, a $100,000 subscription lease contract or a $100,000 maintenance contract with a term of July 1, 2023 – June 30, 2024, would each contribute $100,000 to ACV for fiscal year 2023 with no contribution to ACV for fiscal year 2024.

Example 2: For purposes of calculating ACV, a $300,000 subscription lease contract or a $300,000 maintenance contract with a term of July 1, 2023 – June 30, 2026, would each contribute $100,000 to ACV in each of fiscal years 2023, 2024 and 2025. There would be no contribution to ACV for fiscal year 2026 as each period captures the full annual value upon the anniversary date.

Example 3: A perpetual license valued at $200,000 with a contract start date of March 1, 2023 would contribute $200,000 to ACV in fiscal year 2023.

/ Management's 2023 Financial Outlook
The Company's third quarter and updated FY 2023 revenue, diluted earnings per share and ACV guidance is provided below. The diluted earnings per share guidance is provided on both a GAAP and non-GAAP basis. Non-GAAP financial measures exclude the income statement effects of stock-based compensation, excess payroll taxes related to stock-based compensation, amortization of acquired intangible assets, expenses related to business combinations and adjustments for the income tax effect of the excluded items.
This guidance is based on the Company's evaluation of factual information it has determined to be relevant and the application of certain assumptions made by the Company. Please refer to the Company's prepared remarks document for additional information regarding the Company's financial guidance, including its assumptions regarding overall business dynamics.
Q2 2023 Financial Results // 3

/ Third Quarter 2023 Guidance
The Company currently expects the following for the quarter ending September 30, 2023:

(in millions, except percentages and per share data)	GAAP			Non-GAAP
Revenue	$453.7	-	$473.7	$453.7	-	$473.7
Revenue Growth Rate	(4.0%)	-	0.3%	(4.2%)	-	0.0%
Revenue Growth Rate — Constant Currency	(5.3%)	-	(1.2%)	(5.6%)	-	(1.4%)
Diluted earnings per share	$0.46	-	$0.64	$1.18	-	$1.31

(in millions, except percentages)	Other Financial Metrics
ACV	$460.5	-	$480.5
ACV Growth Rate	12.5%	-	17.4%
ACV Growth Rate — Constant Currency	10.5%	-	15.3%
Quarterly dynamics can be volatile and oftentimes, variances in the income statement can be disconnected from ACV. The quarterly mix of license types that generate up-front revenue recognition creates a year-over-year revenue headwind in the third quarter which is causing the income statement to be disconnected from the accelerating third quarter and second half ACV outlook. The year-over-year revenue and resulting income statement in the third quarter is not a reflection of business momentum. Our full-year raised ACV guidance continues to be the best metric to observe the momentum in our business.

/ Fiscal Year 2023 Guidance
The Company currently expects the following for the fiscal year ending December 31, 2023:

(in millions, except percentages and per share data)	GAAP			Non-GAAP
Revenue	$2,257.0	-	$2,327.0	$2,257.0	-	$2,327.0
Revenue Growth Rate	9.3%	-	12.7%	8.9%	-	12.3%
Revenue Growth Rate — Constant Currency	8.9%	-	12.2%	8.5%	-	11.9%
Diluted earnings per share	$5.32	-	$5.95	$8.39	-	$8.88

(in millions, except percentages)	Other Financial Metrics
ACV	$2,275.0	-	$2,340.0
ACV Growth Rate	12.0%	-	15.2%
ACV Growth Rate — Constant Currency	11.4%	-	14.6%
Unlevered operating cash flows	$699.0	-	$749.0

Our FY 2023 guidance is inclusive of $47.5 million in interest expense. This compares to interest expense in FY 2022 of $22.7 million with the significant increase in FY 2023 driven by the interest rate environment and our floating interest rate on our term loan. Reconciliations of the GAAP to Non-GAAP diluted EPS outlook and the operating cash flow to unlevered operating cash flow outlook are available in our "Reconciliations of GAAP to Non-GAAP Measures" section found later in this document.

Relative to our May guidance, our updated full-year non-GAAP diluted EPS contemplates $0.04 of operational improvement at the midpoint from increased full-year revenue guidance, which was more than offset by $0.06 of higher interest expense and one-time items in other expense.
Q2 2023 Financial Results // 4

/ Conference Call Information
Ansys will hold a conference call at 8:30 a.m. Eastern Time on August 3, 2023 to discuss second quarter results. The Company will provide its prepared remarks on the Company’s investor relations homepage and as an exhibit in its Form 8-K in advance of the call to provide stockholders and analysts with additional time and detail for analyzing its results in preparation for the conference call. The prepared remarks will not be read on the call, and only brief remarks will be made prior to the Q&A session.
To participate in the live conference call, dial 855-239-2942 (US) or 412-542-4124 (Canada & Int’l). The call will be recorded and a replay will be available within two hours after the call. The replay will be available by dialing (877) 344-7529 (US), (855) 669-9658 (Canada) or (412) 317-0088 (Int’l) and entering the access code 1632432. The archived webcast can be accessed, along with other financial information, on Ansys' website at https://investors.ansys.com/events-presentations/events.
Q2 2023 Financial Results // 5

/ GAAP Financial Statements

ANSYS, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(Unaudited)
(in thousands)	June 30, 2023	December 31, 2022
ASSETS:
Cash & short-term investments	$478,012	$614,574
Accounts receivable, net	692,849	760,287
Goodwill	3,792,116	3,658,267
Other intangibles, net	884,018	809,183
Other assets	758,257	845,634
Total assets	$6,605,252	$6,687,945
LIABILITIES & STOCKHOLDERS' EQUITY:
Current deferred revenue	$374,407	$413,989
Long-term debt	753,732	753,574
Other liabilities	562,701	654,531
Stockholders' equity	4,914,412	4,865,851
Total liabilities & stockholders' equity	$6,605,252	$6,687,945

Q2 2023 Financial Results // 6

ANSYS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Income
(Unaudited)
	Three Months Ended		Six Months Ended
(in thousands, except per share data)	June 30, 2023	June 30, 2022	June 30, 2023	June 30, 2022
Revenue:
Software licenses	$204,897	$208,981	$424,049	$366,426
Maintenance and service	291,702	264,869	581,997	532,501
Total revenue	496,599	473,850	1,006,046	898,927
Cost of sales:
Software licenses	8,659	8,509	20,403	16,945
Amortization	20,079	17,414	39,697	34,666
Maintenance and service	39,602	36,564	75,892	75,636
Total cost of sales	68,340	62,487	135,992	127,247
Gross profit	428,259	411,363	870,054	771,680
Operating expenses:
Selling, general and administrative	202,142	170,383	390,726	340,138
Research and development	125,023	108,941	245,358	214,215
Amortization	5,470	4,029	10,651	8,154
Total operating expenses	332,635	283,353	646,735	562,507
Operating income	95,624	128,010	223,319	209,173
Interest income	3,402	269	7,480	796
Interest expense	(11,560)	(4,609)	(22,318)	(7,576)
Other expense, net	(3,483)	(776)	(3,660)	(1,470)
Income before income tax provision	83,983	122,894	204,821	200,923
Income tax provision	14,457	24,094	34,673	31,135
Net income	$69,526	$98,800	$170,148	$169,788
Earnings per share – basic:
Earnings per share	$0.80	$1.14	$1.96	$1.95
Weighted average shares	86,696	87,001	86,813	87,062
Earnings per share – diluted:
Earnings per share	$0.80	$1.13	$1.95	$1.94
Weighted average shares	87,192	87,321	87,312	87,535

Q2 2023 Financial Results // 7

/ Reconciliations of GAAP to Non-GAAP Measures (Unaudited)

	Three Months Ended
	June 30, 2023
(in thousands, except percentages and per share data)	Revenue	Gross Profit	%	Operating Income	%	Net Income	EPS - Diluted[1]
Total GAAP	$496,599	$428,259	86.2%	$95,624	19.3%	$69,526	$0.80
Stock-based compensation expense	—	3,478	0.7%	56,301	11.4%	56,301	0.65
Excess payroll taxes related to stock-based awards	—	16	—%	953	0.1%	953	0.01
Amortization of intangible assets from acquisitions	—	20,079	4.1%	25,549	5.2%	25,549	0.29
Expenses related to business combinations	—	—	—%	2,101	0.4%	2,101	0.02
Adjustment for income tax effect	—	—	—%	—	—%	(15,099)	(0.17)
Total non-GAAP	$496,599	$451,832	91.0%	$180,528	36.4%	$139,331	$1.60
1 Diluted weighted average shares were 87,192.

	Three Months Ended
	June 30, 2022
(in thousands, except percentages and per share data)	Revenue	Gross Profit	%	Operating Income	%	Net Income	EPS - Diluted[1]
Total GAAP	$473,850	$411,363	86.8%	$128,010	27.0%	$98,800	$1.13
Acquisition accounting for deferred revenue	2,036	2,036	0.1%	2,036	0.3%	2,036	0.02
Stock-based compensation expense	—	2,264	0.5%	39,498	8.3%	39,498	0.45
Excess payroll taxes related to stock-based awards	—	27	—%	217	0.1%	217	—
Amortization of intangible assets from acquisitions	—	17,414	3.6%	21,443	4.5%	21,443	0.25
Expenses related to business combinations	—	—	—%	2,428	0.5%	2,428	0.03
Adjustment for income tax effect	—	—	—%	—	—%	(9,839)	(0.11)
Total non-GAAP	$475,886	$433,104	91.0%	$193,632	40.7%	$154,583	$1.77
1 Diluted weighted average shares were 87,321.
Q2 2023 Financial Results // 8

	Six Months Ended
	June 30, 2023
(in thousands, except percentages and per share data)	Revenue	Gross Profit	%	Operating Income	%	Net Income	EPS - Diluted[1]
Total GAAP	$1,006,046	$870,054	86.5%	$223,319	22.2%	$170,148	$1.95
Stock-based compensation expense	—	6,356	0.6%	100,472	10.0%	100,472	1.14
Excess payroll taxes related to stock-based awards	—	300	—%	5,029	0.5%	5,029	0.06
Amortization of intangible assets from acquisitions	—	39,697	4.0%	50,348	5.0%	50,348	0.58
Expenses related to business combinations	—	—	—%	4,293	0.4%	4,293	0.05
Adjustment for income tax effect	—	—	—%	—	—%	(29,196)	(0.33)
Total non-GAAP	$1,006,046	$916,407	91.1%	$383,461	38.1%	$301,094	$3.45
1 Diluted weighted average shares were 87,312.

	Six Months Ended
	June 30, 2022
(in thousands, except percentages and per share data)	Revenue	Gross Profit	%	Operating Income	%	Net Income	EPS - Diluted[1]
Total GAAP	$898,927	$771,680	85.8%	$209,173	23.3%	$169,788	$1.94
Acquisition accounting for deferred revenue	5,596	5,596	—%	5,596	0.4%	5,596	0.06
Stock-based compensation expense	—	4,827	0.6%	75,149	8.4%	75,149	0.86
Excess payroll taxes related to stock-based awards	—	444	0.1%	5,270	0.6%	5,270	0.06
Amortization of intangible assets from acquisitions	—	34,666	3.8%	42,820	4.7%	42,820	0.49
Expenses related to business combinations	—	—	—%	4,166	0.4%	4,166	0.05
Adjustment for income tax effect	—	—	—%	—	—%	(28,971)	(0.33)
Total non-GAAP	$904,523	$817,213	90.3%	$342,174	37.8%	$273,818	$3.13
1 Diluted weighted average shares were 87,535.

	Three Months Ended		Six Months Ended
(in thousands)	June 30, 2023	June 30, 2022	June 30, 2023	June 30, 2022
Net cash provided by operating activities	$62,866	$118,944	$323,632	$329,880
Cash paid for interest	11,241	3,672	21,847	6,298
Tax benefit	(1,967)	(661)	(3,823)	(1,134)
Unlevered operating cash flows	$72,140	$121,955	$341,656	$335,044

Q2 2023 Financial Results // 9

ANSYS, INC. AND SUBSIDIARIES
Reconciliation of Forward-Looking Guidance
Quarter Ending September 30, 2023
	Earnings Per Share - Diluted
U.S. GAAP expectation	$0.46	-	$0.64
Exclusions before tax:
Acquisition-related amortization	$0.30	-	$0.31
Stock-based compensation and related excess payroll tax	$0.64	-	$0.70
Expenses related to business combinations	$0.01
Adjustment for income tax effect	($0.28)	-	($0.30)
Non-GAAP expectation	$1.18	-	$1.31

ANSYS, INC. AND SUBSIDIARIES
Reconciliation of Forward-Looking Guidance
Year Ending December 31, 2023
	Earnings Per Share - Diluted
U.S. GAAP expectation	$5.32	-	$5.95
Exclusions before tax:
Acquisition-related amortization	$1.18	-	$1.20
Stock-based compensation and related excess payroll tax	$2.47	-	$2.62
Expenses related to business combinations	$0.06
Adjustment for income tax effect	($0.78)	-	($0.81)
Non-GAAP expectation	$8.39	-	$8.88

(in millions)	Unlevered Operating Cash Flows
Net cash provided by operating activities	$660.4	-	$710.4
Cash paid for interest	$46.8
Tax benefit	$(8.2)
Unlevered operating cash flows	$699.0	-	$749.0

/ Use of Non-GAAP Measures

We provide non-GAAP revenue, non-GAAP gross profit, non-GAAP gross profit margin, non-GAAP operating income, non-GAAP operating profit margin, non-GAAP net income, non-GAAP diluted earnings per share and unlevered operating cash flows as supplemental measures to GAAP regarding our operational performance. These financial measures exclude the impact of certain items and, therefore, have not been calculated in accordance with GAAP. A detailed explanation of each of the adjustments to such financial measures is described below. This press release also contains a reconciliation of each of these non-GAAP financial measures to its most comparable GAAP financial measure.
Q2 2023 Financial Results // 10

We use non-GAAP financial measures (a) to evaluate our historical and prospective financial performance as well as our performance relative to our competitors, (b) to set internal sales targets and spending budgets, (c) to allocate resources, (d) to measure operational profitability and the accuracy of forecasting, (e) to assess financial discipline over operational expenditures and (f) as an important factor in determining variable compensation for management and employees. In addition, many financial analysts that follow us focus on and publish both historical results and future projections based on non-GAAP financial measures. We believe that it is in the best interest of our investors to provide this information to analysts so that they accurately report the non-GAAP financial information. Moreover, investors have historically requested, and we have historically reported, these non-GAAP financial measures as a means of providing consistent and comparable information with past reports of financial results.
While we believe that these non-GAAP financial measures provide useful supplemental information to investors, there are limitations associated with the use of these non-GAAP financial measures. These non-GAAP financial measures are not prepared in accordance with GAAP, are not reported by all our competitors and may not be directly comparable to similarly titled measures of our competitors due to potential differences in the exact method of calculation. We compensate for these limitations by using these non-GAAP financial measures as supplements to GAAP financial measures and by reviewing the reconciliations of the non-GAAP financial measures to their most comparable GAAP financial measures.
The adjustments to these non-GAAP financial measures, and the basis for such adjustments, are outlined below:
Acquisition accounting for deferred revenue. Historically, we have consummated acquisitions in order to support our strategic and other business objectives. Under prior accounting guidance, a fair value provision resulted in acquired deferred revenue that was often recorded on the opening balance sheet at an amount that was lower than the historical carrying value. Although this fair value provision has no impact on our business or cash flow, it adversely impacts our reported GAAP revenue in the reporting periods following an acquisition. In 2022, we adopted accounting guidance which eliminates the fair value provision that resulted in the deferred revenue adjustment on a prospective basis. In order to provide investors with financial information that facilitates comparison of both historical and future results, we have historically provided non-GAAP financial measures which exclude the impact of the acquisition accounting adjustment for acquisitions prior to the adoption of the new guidance in 2022. The 2022 non-GAAP financial measures presented in this document include the adjustment to exclude the income statement effects of acquisition accounting adjustments to deferred revenue from business combinations closed prior to 2022. There is no adjustment included for 2023 as the impact is not material.
Amortization of intangible assets from acquisitions. We incur amortization of intangible assets, included in our GAAP presentation of amortization expense, related to various acquisitions we have made. We exclude these expenses for the purpose of calculating non-GAAP gross profit, non-GAAP gross profit margin, non-GAAP operating income, non-GAAP operating profit margin, non-GAAP net income and non-GAAP diluted earnings per share when we evaluate our continuing operational performance because these costs are fixed at the time of an acquisition, are then amortized over a period of several years after the acquisition and generally cannot be changed or influenced by us after the acquisition. Accordingly, we do not consider these expenses for purposes of evaluating our performance during the applicable time period after the acquisition, and we exclude such expenses when making decisions to allocate resources. We believe that these non-GAAP financial measures are useful to investors because they allow investors to (a) evaluate the effectiveness of the methodology and information used by us in our financial and operational decision-making, and (b) compare our past reports of financial results as we have historically reported these non-GAAP financial measures.
Q2 2023 Financial Results // 11

Stock-based compensation expense. We incur expense related to stock-based compensation included in our GAAP presentation of cost of maintenance and service; research and development expense; and selling, general and administrative expense. This non-GAAP adjustment also includes excess payroll tax expense related to stock-based compensation. Although stock-based compensation is an expense and viewed as a form of compensation, we exclude these expenses for the purpose of calculating non-GAAP gross profit, non-GAAP gross profit margin, non-GAAP operating income, non-GAAP operating profit margin, non-GAAP net income and non-GAAP diluted earnings per share when we evaluate our continuing operational performance. Specifically, we exclude stock-based compensation during our annual budgeting process and our quarterly and annual assessments of our performance. The annual budgeting process is the primary mechanism whereby we allocate resources to various initiatives and operational requirements. Additionally, the annual review by our board of directors during which it compares our historical business model and profitability to the planned business model and profitability for the forthcoming year excludes the impact of stock-based compensation. In evaluating the performance of our senior management and department managers, charges related to stock-based compensation are excluded from expenditure and profitability results. In fact, we record stock-based compensation expense into a stand-alone cost center for which no single operational manager is responsible or accountable. In this way, we can review, on a period-to-period basis, each manager's performance and assess financial discipline over operational expenditures without the effect of stock-based compensation. We believe that these non-GAAP financial measures are useful to investors because they allow investors to (a) evaluate our operating results and the effectiveness of the methodology used by us to review our operating results, and (b) review historical comparability in our financial reporting as well as comparability with competitors' operating results.
Expenses related to business combinations. We incur expenses for professional services rendered in connection with business combinations, which are included in our GAAP presentation of selling, general and administrative expense. We also incur other expenses directly related to business combinations, including compensation expenses and concurrent restructuring activities, such as employee severances and other exit costs. These costs are included in our GAAP presentation of selling, general and administrative and research and development expenses. We exclude these acquisition-related expenses for the purpose of calculating non-GAAP operating income, non-GAAP operating profit margin, non-GAAP net income and non-GAAP diluted earnings per share when we evaluate our continuing operational performance, as we generally would not have otherwise incurred these expenses in the periods presented as a part of our operations. We believe that these non-GAAP financial measures are useful to investors because they allow investors to (a) evaluate our operating results and the effectiveness of the methodology used by us to review our operating results, and (b) review historical comparability in our financial reporting as well as comparability with competitors' operating results.
Non-GAAP tax provision. We utilize a normalized non-GAAP annual effective tax rate (AETR) to calculate non-GAAP measures. This methodology provides better consistency across interim reporting periods by eliminating the effects of non-recurring items and aligning the non-GAAP tax rate with our expected geographic earnings mix. To project this rate, we analyzed our historic and projected non-GAAP earnings mix by geography along with other factors such as our current tax structure, recurring tax credits and incentives, and expected tax positions. On an annual basis we re-evaluate and update this rate for significant items that may materially affect our projections.

Unlevered operating cash flows. We make cash payments for the interest incurred in connection with our debt financing which are included in our GAAP presentation of operating cash flows. We exclude this cash paid for interest, net of the associated tax benefit, for the purpose of calculating unlevered operating cash flows. Unlevered operating cash flow is a supplemental non-GAAP measure that we use to evaluate our core operating business. We believe this measure is useful to investors and management because it provides a measure of our cash generated through operating activities independent of the capital structure of the business.
Non-GAAP financial measures are not in accordance with, or an alternative for, GAAP. Our non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP.
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We have provided a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures as listed below:

GAAP Reporting Measure	Non-GAAP Reporting Measure
Revenue	Non-GAAP Revenue
Gross Profit	Non-GAAP Gross Profit
Gross Profit Margin	Non-GAAP Gross Profit Margin
Operating Income	Non-GAAP Operating Income
Operating Profit Margin	Non-GAAP Operating Profit Margin
Net Income	Non-GAAP Net Income
Diluted Earnings Per Share	Non-GAAP Diluted Earnings Per Share
Operating Cash Flows	Unlevered Operating Cash Flows

Constant currency. In addition to the non-GAAP financial measures detailed above, we use constant currency results for financial and operational decision-making and as a means to evaluate period-to-period comparisons by excluding the effects of foreign currency fluctuations on the reported results. To present this information, the 2023 results for entities whose functional currency is a currency other than the U.S. Dollar were converted to U.S. Dollars at rates that were in effect for the 2022 comparable period, rather than the actual exchange rates in effect for 2023. Constant currency growth rates are calculated by adjusting the 2023 reported amounts by the 2023 currency fluctuation impacts and comparing the adjusted amounts to the 2022 comparable period reported amounts. We believe that these non-GAAP financial measures are useful to investors because they allow investors to (a) evaluate the effectiveness of the methodology and information used by us in our financial and operational decision-making, and (b) compare our reported results to our past reports of financial results without the effects of foreign currency fluctuations.

/ About Ansys
When visionary companies need to know how their world-changing ideas will perform, they close the gap between design and reality with Ansys simulation. For more than 50 years, Ansys software has enabled innovators across industries to push boundaries by using the predictive power of simulation. From sustainable transportation to advanced semiconductors, from satellite systems to life-saving medical devices, the next great leaps in human advancement will be powered by Ansys.
Take a leap of certainty … with Ansys.

/ Forward-Looking Information
This document contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 (the Exchange Act). Forward-looking statements are statements that provide current expectations or forecasts of future events based on certain assumptions. Forward-looking statements are subject to risks, uncertainties, and factors relating to our business which could cause our actual results to differ materially from the expectations expressed in or implied by such forward-looking statements.

Forward-looking statements use words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “intend,” “likely,” “may,” “outlook,” “plan,” “predict,” “project,” “should,” “target,” or other words of similar meaning. Forward-looking statements include those about market opportunity, including our total addressable market. We caution readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date they are made. We undertake no obligation to update forward-looking statements, whether as a result of new information, future events or otherwise.

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The risks associated with the following, among others, could cause actual results to differ materially from those described in any forward-looking statements:

•adverse conditions in the macroeconomic environment, including high inflation, recessionary conditions and volatility in equity and foreign exchange markets; political, economic and regulatory uncertainties in the countries and regions in which we operate;

•impacts from tariffs, trade sanctions, export controls or other trade barriers including export control restrictions and licensing requirements for exports to China, and impacts from changes to diplomatic relations and trade policy between the United States and Russia or the United States and other countries that may support Russia or take similar actions due to the conflict between Russia and Ukraine;

•constrained credit and liquidity due to disruptions in the global economy and financial markets, which may limit or delay availability of credit under our existing or new credit facilities, or which may limit our ability to obtain credit or financing on acceptable terms or at all;

•our ability to timely recruit and retain key personnel in a highly competitive labor market for skilled personnel, including potential financial impacts of wage inflation;

•declines in our customers’ businesses resulting in adverse changes in procurement patterns; disruptions in accounts receivable and cash flow due to customers’ liquidity challenges and commercial deterioration; uncertainties regarding demand for our products and services in the future and our customers’ acceptance of new products; delays or declines in anticipated sales due to reduced or altered sales and marketing interactions with customers; and potential variations in our sales forecast compared to actual sales;

•increased volatility in our revenue due to the timing, duration and value of multi-year subscription lease contracts; and our reliance on high renewal rates for annual subscription lease and maintenance contracts;

•our ability to protect our proprietary technology; cybersecurity threats or other security breaches, including in relation to breaches occurring through our products and an increased level of our activity that is occurring from remote global off-site locations; and disclosure and misuse of employee or customer data whether as a result of a cybersecurity incident or otherwise;

•our ability and our channel partners’ ability to comply with laws and regulations in relevant jurisdictions; and the outcome of contingencies, including legal proceedings, government or regulatory investigations and tax audit cases;

•uncertainty regarding income tax estimates in the jurisdictions in which we operate; and the effect of changes in tax laws and regulations in the jurisdictions in which we operate;

•the quality of our products, including the strength of features, functionality and integrated multiphysics capabilities; our ability to develop and market new products to address the industry’s rapidly changing technology; failures or errors in our products and services; and increased pricing pressure as a result of the competitive environment in which we operate;
•investments in complementary companies, products, services and technologies; our ability to complete and successfully integrate our acquisitions and realize the financial and business benefits of the transactions; and the impact indebtedness incurred in connection with any acquisition could have on our operations;

•investments in global sales and marketing organizations and global business infrastructure; and dependence on our channel partners for the distribution of our products;

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•current and potential future impacts of a global health crisis, natural disaster or catastrophe, and the actions taken to address these events by our customers, suppliers, regulatory authorities and our business, on the global economy and consolidated financial statements, and other public health and safety risks; and government actions or mandates;

•operational disruptions generally or specifically in connection with transitions to and from remote work environments; and the failure of our technological infrastructure or those of the service providers upon whom we rely including for infrastructure and cloud services;

•our intention to repatriate previously taxed earnings and to reinvest all other earnings of our non-U.S. subsidiaries;

•plans for future capital spending; the extent of corporate benefits from such spending including with respect to customer relationship management; and higher than anticipated costs for research and development or a slowdown in our research and development activities;

•our ability to execute on our strategies related to environmental, social, and governance matters, and meet evolving and varied expectations, including as a result of evolving regulatory and other standards, processes, and assumptions, the pace of scientific and technological developments, increased costs and the availability of requisite financing, and changes in carbon markets; and

•other risks and uncertainties described in our reports filed from time to time with the Securities and Exchange Commission (the SEC).

Ansys and any and all ANSYS, Inc. brand, product, service and feature names, logos and slogans are registered trademarks or trademarks of ANSYS, Inc. or its subsidiaries in the United States or other countries. All other brand, product, service and feature names or trademarks are the property of their respective owners.

Visit https://investors.ansys.com for more information.

ANSS-F
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